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                                      EXHIBIT (10)(u)





















                 NEW ENGLAND ELECTRIC COMPANIES'

                      INCENTIVE SHARE PLAN

















                                      Adopted February 27, 1990
                                      Effective January 1, 1990
                                      Amended February 8, 1991
                                      Amended January 1, 1994
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                       TABLE OF CONTENTS
                       -----------------


                                                            Page
                                                             ----

I.    PURPOSE                                                 1

II.   DEFINITIONS

         2.01   Annual Incentive Award                        1
         2.02   Benefits Committee                            1
         2.03   Cash Bonus                                    1
         2.04   Change in Control                             2
         2.05   Company                                       3
         2.06   Compensation Committee                        3
         2.07   Continuing Directors                          3
         2.08   Hardship                                      4
         2.09   ICP-I                                         4
         2.10   ICP-I Category A Participant                  4
         2.11   ICP-I Category B Participant                  4
         2.12   ICP-II                                        4
         2.13   Management Committee                          5
         2.14   Matching Percentage                           5
         2.15   New England Electric Company
                  Management Incentive Plan                   5
         2.16   New England Electric System                   6
         2.17   NEES Board                                    6
         2.18   Participant                                   6
         2.19   Performance Based Bonus Plan                  6
         2.20   Plan                                          6
         2.21   Plan Year                                     6
         2.22   Restricted Shares                             7
         2.23   Shares                                        7
         2.24   System                                        7
         2.25   Trustee                                       7

III.  ADMINISTRATION

         3.01   Administration and Interpretation             7
         3.02   Amendment or Termination                      7

IV.   ANNUAL INCENTIVE AWARD

         4.01   Calculation of Award                          8
         4.02   Purchase of Restricted Shares                 8
         4.03   Timing of Purchase                            8
         4.04   Distribution of Restricted Shares             8

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V.    RESTRICTED SHARES

         5.01   Assignment and Alienability                   9
         5.02   Death or Disability                           9
         5.03   Change of Control                             9
         5.04   Hardship                                      9
         5.05   Voting, Tender, Dividend Rights               9
         5.06   Purchase of Shares from System                9

VI.   GENERAL PROVISIONS

         6.01   Other Benefit Plan                            11
         6.02   Future Employment                             11
         6.03   Headings                                      11
         6.04   Gender and Number                             11
         6.05   Governing Law                                 11

Signature                                                     11

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                NEW ENGLAND ELECTRIC COMPANIES'
                     INCENTIVE SHARE PLAN
                     --------------------


I.    PURPOSE
      -------

      The purpose of the Incentive Share Plan (the Plan) is to achieve and maintain a high level of corporate performance and continue the identification of interest between management and shareholders by making it possible for those selected executives and individuals whose efforts and responsibilities have a direct and major influence on corporate performance to earn significant compensation, in the form of restricted shares, measured by the individual's achievements under other NEES company incentive compensation or bonus plans.

II.   DEFINITIONS

      2.01 Annual Incentive Share Award means the award referred to in Article IV.

      2.02 Benefits Committee means the committee established in accordance with New England Electric System Companies' Final
Average Pay Pension Plan I.

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      2.03  Cash Bonus means the total cash bonus awarded a
Participant for a Plan Year under a New England Electric Company
Management Incentive Plan, including amounts awarded upon a Change in Control.

      2.04  Change in Control occurs when:

         (i) any person, firm, corporation, organization, or association of persons or organizations acting in concert (excluding any qualified employee benefit plan of the System) acquires more than 20% of the outstanding Shares, whether in whole or in part, by means of an offer made publicly to the holders of all or substantially all of the outstanding Shares to acquire Shares for cash, other property, or a combination thereof or by any other means, unless the transaction is consented to by vote of a majority of the Continuing Directors;

         (ii) New England Electric System transfers all or a substantial part of its assets to another person, firm, corporation, organization, or association of persons or organizations acting in concert (excluding a subsidiary controlled by New England
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                Electric System itself), unless the transaction
                is consented to by vote of a majority of the Continuing Directors.

         (iii) New England Electric System consolidates or merges with or into any person, firm, corporation, organization, or association of persons or organizations, unless the transaction is consented to by vote of a majority of the Continuing Directors; or

         (iv) during any period of 24 consecutive months, individuals who at the beginning of such 24-month period were directors of New England Electric System shall cease to constitute a majority of the NEES Board, unless (a) the remaining directors who were directors at the beginning of such period and (b) any other directors whose election was approved in advance by directors representing a majority of the directors then in office who were directors at the beginning of such period constitute a majority of the NEES Board.

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      2.05  Company means any New England Electric System Company that has an employee(s) who participates in the Plan.

      2.06 Compensation Committee means the compensation committee of the NEES Board.

      2.07 Continuing Directors means, as of the date of determination, any director who was a member of the NEES Board as of January 1, 1990, or who was recommended for his/her initial term of office by a majority of the Continuing Directors in office at the time of such recommendation, but excludes any director who, together with his/her affiliates, is the beneficial owner of 20% or more of the outstanding Shares (excluding securities beneficially owned by reason of being a trustee of any employee benefit plan of the System).

      2.08  Hardship means a circumstance where the Benefits
Committee determines that the Participant is suffering from a serious financial emergency resulting from circumstances beyond the Participant's control.

      2.09  ICP-I means New England Electric System Companies'
Incentive Compensation Plan, as amended from time to time.
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      2.10  ICP-I Category A Participant means those participants designated as such pursuant to ICP-I, as amended from time to time.

      2.11 ICP-I Category B Participant means those participants designated as such pursuant to ICP-I, as amended from time to time.

      2.12  ICP-II means New England Electric System Companies'
Incentive Compensation Plan II, as amended from to time.

      2.13 Management Committee means the Management Committee consisting of the Chairman and the President of New England
Electric System.

      2.14  Matching Percentage means:

          60% if the Participant is a participant in New England
      Electric Companies' Senior Incentive Compensation Plan;

          50% if the Participant is an ICP-I Category A
      Participant;

          45% if the Participant is an ICP-I Category B
      Participant;
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          45% if the Participant is a participant in ICP-II; or

          45% if the Participant is a participant in the Performance Based Bonus Plan.

      2.15 New England Electric Company Management Incentive Plan means any or all of the following plans as in effect from time to time: New England Electric Companies' Senior Incentive Compensation Plan; ICP-I; ICP-II; and Performance Based Bonus Plan.

      2.16 New England Electric System means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, or agent thereof assumes or shall be held to any liability therefor.

      2.17  NEES Board means board of directors of New England
Electric System.
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      2.18  Participant means any individual who is a participant in a New England Electric Company Management Incentive Plan.

      2.19  Performance Based Bonus Plan means New England
Electric Companies' Performance Based Bonus Plan, as amended from time to time.

      2.20  Plan means the New England Electric Companies'
Incentive Share Plan, as amended from time to time.

      2.21  Plan Year means a calendar year.

      2.22 Restricted Shares means Shares issued under the Plan subject to the restrictions found in Article V.

      2.23  Shares means common shares of New England Electric
System.

      2.24 System means the New England Electric System holding company system.

      2.25 Trustee means any bank or other financial institution so designated by the Management Committee.

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III.  ADMINISTRATION

      3.01 The Plan shall be administered by the Management Committee. Interpretations of the Plan by the Management Committee shall be final and binding on all parties; provided, however, any interpretations which would substantially increase the benefits under the Plan of any member of the Management Committee shall be referred to the Compensation Committee.

      3.02 The Compensation Committee may amend or terminate the Plan at any time; provided, however, that no such action shall affect any right or obligation with respect to any Annual Incentive Share Award previously granted; and provided, further, the provisions of Sections 2.04, 2.07, and 5.03 may not be amended without the written consent of any Participant affected.

IV.   ANNUAL INCENTIVE SHARE AWARD

      4.01 Each Participant's Annual Incentive Share Award shall be determined by multiplying the Participant's Cash Bonus by the applicable Matching Percentage.

      4.02 The Annual Incentive Share Award provided by the Companies shall be used to purchase Shares in the Participant's
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name which shall be subject to the restrictions found in Article
V. The number of Shares purchased shall be rounded up for any award amounts not sufficient to purchase a whole Share.

      4.03 Purchase of Shares under the Plan shall take place as soon as practicable following the end of the Plan Year for which the Annual Incentive Share Award applies.

      4.04 Restricted Shares shall be distributed to Participants within a reasonable time after purchase is completed.

V.    RESTRICTED SHARES

      5.01 All Shares awarded under the Plan which are subject to this Article shall not be commuted, sold, assigned, transferred, or otherwise conveyed, whether voluntarily or involuntarily, for a period of five years from issuance.

      5.02 In the event of a Participant's death or disability, any and all restrictions on Restricted Shares shall lapse.

      5.03  In the event of a Change of Control, any and all
restrictions on Restricted Shares shall lapse.
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      5.04  In the event of Hardship, the Benefits Committee may authorize a removal of restrictions on the number of Restricted
Shares necessary to alleviate the Hardship.

      5.05 Participants hold all voting, tender offer, exchange offer, and dividend rights to Restricted Shares.

      5.06 Shares awarded may, at the option of the Compensation Committee, be either newly issued or purchased on the open market.
      If Shares are purchased on the open market, the Management Committee may require each Company to deposit cash in a trust as needed to buy the requisite number of Shares for awards as they are determined. The Trustee will invest the cash in Shares as soon as practicable. Any Shares purchased by the Trustee shall be held until all awards have been invested in Shares. Share awards shall be allocated and distributed to Participants as soon as practicable after completion of all purchases. Any awards held in trust shall be held for the exclusive benefit of the Participants.
      The price of Shares, whether purchased from the System or on the open market, will be computed on the basis of the average of high and low prices on the New York Stock Exchange - Composite Transactions as reported in The Wall Street Journal for the five consecutive trading days ending on the last trading day prior to
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the fifteenth day of January following the Plan Year for which the award applies, or the date of Change in Control, if applicable. If there is no trading in Shares on the New York Stock Exchange for a substantial amount of time during the five-day period, or if publication by The Wall Street Journal of reports of Share transactions for any day in the five-day period does not take place or is subject to reporting error, the value of Shares shall be determined by the System on the basis of such market quotations or other method as the System shall deem appropriate.
      The price of Shares purchased on the open market shall not include commissions. To the extent Shares held by the Trustee earn cash dividends, said dividends shall be allocated and distributed to Participants on a pro-rata basis.

VI.   GENERAL PROVISIONS

      6.01 Awards or other distributions issued under the Plan will not be used in determining a Participant's benefit under any group insurance plan or any incentive program.

      6.02 Neither the Plan nor the making of awards hereunder shall be construed to create any obligation to continue the Plan or to give any present or future employee any right to continued employment.
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      6.03  The headings of articles and sections of the Plan are for convenience of reference only.

      6.04 Unless the context requires otherwise, the singular shall include the plural; the masculine gender shall include the feminine; and such words as "herein", "hereinafter", "hereof", and "hereunder" shall refer to this instrument as a whole and not merely to the subdivisions in which such words appear.

      6.05 Except as otherwise required by law, the Plan and all matters arising thereunder shall be governed by the laws of The
Commonwealth of Massachusetts.



Date: January 3, 1994          /s/ John W. Rowe


                               Pursuant to Vote dated October 7,
                               1993 by the Compensation Committee